                                                                    EXHIBIT 10.9


                      EXCLUSIVE DISTRIBUTORSHIP AGREEMENT

     This AGREEMENT is made effective as of the 9th day of September, 1994, between Omniglow Corporation, a corporation ("SELLER"), and THE TRYLON CORPORATION, a corporation ("DISTRIBUTOR") with reference to the following recitals which the parties agree are true:

    A. SELLER is the owner of certain patents, trademarks, and know how with regard to certain chemiluminescent light products, and desires to promote goodwill associated with such patents and trademarks.

    B. SELLER is the successor in interest to American Cyanamid Corporation, a company with which distributor previously performed a joint development agreement with regard to use of chemiluminescent light products in certain health care applications.

    C. DISTRIBUTOR has developed medical applications for Licensed Products and desires to exploit these applications through sale of Licensed Products.

    D. The Licensed Products to be sold by DISTRIBUTOR will be sold in competition against existing products and procedures which currently dominate the market into which Licensed Products will be sold by DISTRIBUTOR.

    E. SELLER and DISTRIBUTOR have made significant investments to develop the Licensed Products and applications for the Licensed Products respectively, and obtaining patents which protect the Licensed Products and applications, and desire to develop and enhance goodwill for both Licensed Products and the applications therefor described in this Agreement.

    F. SELLER and DISTRIBUTOR acknowledge and agree that to compete against existing products and procedures, and to obtain and promote goodwill for patents of SELLER and DISTRIBUTOR and Licensed Products and applications therefor, it will be necessary for SELLER and DISTRIBUTOR to work closely together to assure the best possible sales and marketing efforts for Licensed Products and applications therefor.

        THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

        1.  EXCLUSIVE DISTRIBUTOR.
            ---------------------

            a. Subject to all terms and conditions below, SELLER hereby appoints DISTRIBUTOR as SELLER's exclusive distributor to market, sell, distribute, and subject to the provisions of paragraph 11 below sub-distribute, the product(s) listed on Exhibit A to this Agreement ("Licensed Products"), in the field of use of endoscopic human and veterinary examination applications ("Field of Use"), in all countries worldwide (the "Territory"). DISTRIBUTOR's specification for LICENSED PRODUCTS, including color coordinates, burn time, and intensity/time requirements over five, ten and/or fifteen minute time intervals are set forth on Exhibit A. SELLER hereby grants to DISTRIBUTOR a right of first refusal to the use of Licensed Products in human and veterinarian medical applications other than the Field of Use which right shall exist during the Initial Term and, if applicable, the Extended Term. In the event SELLER determines to grant license rights with respect to such other human or veterinarian medical applications, SELLER shall give DISTRIBUTOR written notice of the intended license, the terms and conditions on which the license will be granted, and all qualifications which must be met by the proposed Licensee. DISTRIBUTOR shall have sixty (60) days after the date of such notice to advise SELLER in writing if DISTRIBUTOR desires to be the Licensee with respect to the pertinent application. If DISTRIBUTOR desires to be the Licensee, DISTRIBUTOR shall indicate in its notice its agreement to be bound by all terms and conditions of the applicable license, and shall demonstrate its capability to be the Licensee. If DISTRIBUTOR elects to be the Licensee, and if DISTRIBUTOR establishes to the satisfaction of SELLER, in SELLER's reasonable discretion, that DISTRIBUTOR is qualified to be Licensee, then SELLER shall grant the license to DISTRIBUTOR rather than to any other party. IF DISTRIBUTOR does not affirmatively elect to be the Licensee, or if SELLER reasonably determines that DISTRIBUTOR does not have the capability to be the Licensee, then SELLER hall have the right to grant the license to a party or parties other than DISTRIBUTOR.

            b. DISTRIBUTOR hereby accepts such appointment as exclusive distributor, and undertakes to promote and increase sales of Licensed Products in the Field of Use to customers in the Territory, and to protect the interests of SELLER therein as required by this Agreement.

            c. The DISTRIBUTOR is an independent corporate entity having no affiliation or relationship to or with the SELLER, except that SELLER may become a shareholder of DISTRIBUTOR pursuant to the option agreement to be executed pursuant to this Agreement described below. The relationship between the parties is that of vendor and purchaser rather than principal and agent. Accordingly, except with the prior written approval of SELLER, DISTRIBUTOR shall not be empowered by its appointment hereunder or otherwise to act for or to bind SELLER, or to make any express or implied representation or warranty on behalf of SELLER.

            d. So long as Distributor is not in violation of any of its payment or exclusive purchase obligations under this Agreement, or its obligations under Sections 5.a., 5.e., and 8 of this Agreement, Seller shall not appoint any other distributor in the Field of Use in the Territory during the Initial Term (defined below) or any Extended Term (defined below) of this Agreement.

            e. Licensed Products shipped by SELLER to DISTRIBUTOR under this Agreement shall meet the specifications for LICENSED PRODUCTS set forth on Exhibit A at the time of shipment, and all such shipments shall be accompanied by a certificate to the effect that licensed products meet the applicable specifications. DISTRIBUTOR shall have and bear all risk of loss with regard to LICENSED PRODUCTS upon delivery of LICENSED PRODUCTS by SELLER to the appropriate carrier or shipper.

        2.  REQUIREMENTS.  In consideration of the SELLER selling Licensed
            ------------
Products to DISTRIBUTOR, and granting DISTRIBUTOR the opportunity to be SELLER's exclusive distributor under this Agreement, DISTRIBUTOR agrees that during the Initial Term and any Extended Term of this Agreement, so long as SELLER makes Licensed Products available to DISTRIBUTOR in accordance with the terms and conditions of this Agreement, DISTRIBUTOR shall purchase from SELLER all of its requirements for Licensed Products, all products having the same characteristics or properties of Licensed Products, and all chemicals or components relating to Licensed Products.

        3.  TERM.  The initial  term of this Agreement, subject to all
            ----
provisions of this Agreement, shall be ten (10) years ("Initial Term"). The Initial Term shall automatically be extended for an extended term of ten (10) years ("Extended Term") unless either party shall have given the other party written notice of termination at least one hundred eighty (180) days prior to the end of the Initial Term in accordance with paragraph 7(c) below, or unless this Agreement shall otherwise have been terminated in accordance with the terms of this Agreement.

        4.  ORDERS; PRICES; TERMS OF SALE.  So long as Distributor is not in
            -----------------------------
violation of any of its payment or exclusive purchase obligations under this Agreement, or its obligations under Sections 5.a., 5.e., and 8 of this Agreement, Seller will accept and timely fill Distributor's properly placed orders. Initial prices and specific terms of sale applicable to all sales hereunder, including time of payment and credit terms, shall be as set forth on Exhibit B attached. General terms and conditions of sale applicable to all sales hereunder shall be as set forth on Exhibit C attached. In the event of a conflict between such terms and conditions and this Agreement, this Agreement shall control and govern. SELLER shall have the right at all times to change prices, terms of sale, or SELLER's general terms and conditions of sale, by giving one hundred eighty (180) days' prior written notice of such change to DISTRIBUTOR, which prior change shall not increase the price for any orders from DISTRIBUTOR accepted by SELLER prior to the effective date of such price change.

        5.  PATENTS/TRADEMARKS.
            ------------------

            a. DISTRIBUTOR recognizes the validity of and exclusive ownership by SELLER of all of SELLER's patents, trademarks and trade dress relating to or affecting Licensed Products including those set forth on Exhibit D attached hereto. DISTRIBUTOR shall not, either while this Agreement is in effect or at any time thereafter, register, use or attempt to obtain any right in or to any such patent, trademark, or trade dress, or in and to any trademark or trade dress confusingly similar to SELLER's trademarks or trade dress. DISTRIBUTOR shall not, without the prior written consent of SELLER, use the words or symbols of any trademark of Seller or of any of its subsidiaries in its advertising, labels, signs, literature or commercial stationery; provided, however, that
                                                    --------  -------
while this Agreement remains in force, DISTRIBUTOR shall be entitled to describe itself as SELLER's exclusive distributor for the Licensed Products in the

Field of Use in the Territory, and to identify SELLER as the source of Licensed Products and/or to disclose the country of origin of the Licensed Products. All uses of SELLER's trademarks permitted by SELLER shall be royalty free uses so long as DISTRIBUTOR is not in default of its material obligations under this Agreement. All permitted uses of SELLER's trademarks shall be terminable by SELLER upon ninety (90) days prior written notice. DISTRIBUTOR shall have the right to request SELLER to register new trademark(s) for the Licensed Products developed and owned by SELLER. If SELLER does register such new trademark(s) as requested by the DISTRIBUTOR, SELLER shall then give to DISTRIBUTOR a royalty-free, exclusive license to use such trademark(s) in connection with the sale of the Licensed Products in the Field of Use in the Territory, with the term of such license being co-terminus with the term of this Agreement.

            b. In the event DISTRIBUTOR is permitted to use any of SELLER'S licensed trademarks in connection with the sale or distribution of Licensed Products, DISTRIBUTOR shall submit to SELLER for SELLER's prior trademark use approval all proposed packaging, merchandising, display material, advertising and promotional material (including commercial stationery) to be used by DISTRIBUTOR in connection with the Licensed Products.

            c. SELLER acknowledges the validity of and exclusive ownership by DISTRIBUTOR of DISTRIBUTOR's patents and trademarks listed on Exhibit D attached. SELLER shall not, either while this Agreement is in effect or at any time thereafter register, use or attempt to obtain any right in or to any such patent or trademark, or in or to any trademark confusingly similar thereto.

            d. SELLER and DISTRIBUTOR acknowledge and agree it is in the best interest of both parties to assure that patents and trademarks of the parties are utilized in a manner which will protect, enhance and promote the value of those patents and trademarks, and goodwill associated therewith, through sale of Licensed Products. Therefore, the parties shall cooperate in development of packaging and sales and promotional materials for Licensed Products to protect, enhance and promote the patents and trademarks, and goodwill associated therewith, of both parties.

            e. Neither party shall at any time challenge in any way the validity or ownership of any of the patents or trademarks of the other party listed on Exhibit D, or any other patent or trademark obtained or issued with respect to Licensed Products after the effective date of this Agreement.

        6.  DISTRIBUTOR OBLIGATIONS.
            -----------------------

            a. Unless otherwise agreed to in writing by SELLER, any expense incurred by DISTRIBUTOR in distributing the Licensed Products in the Field of Use in the territory shall be borne by DISTRIBUTOR.

            b. DISTRIBUTOR shall be solely responsible for complying with all regulations and laws relating to the export, import, transportation, sale and use of the Licensed Products by DISTRIBUTOR and its customers, representatives and distributors and sub-distributors, including regulations and laws relating to approval of registration of or filing of information in respect of Licensed Products in the Field of Use; labeling, literature, and directions for use of the Licensed Products in the Field of Use, and all customs regulations. In addition, DISTRIBUTOR shall keep SELLER advised of the steps it proposes to take, or has taken, in order to comply with all applicable regulations and laws relating to the approval, registration, filing of information, labeling, distribution, use and sale of the Licensed Products.

            c. DISTRIBUTOR shall furnish to SELLER by December 1 and June 1 of each calendar year during the Initial Term or any Extended Term of this Agreement, a written forecast on a monthly basis of the quantity of Licensed Products DISTRIBUTOR estimates it will require for distribution during the six months extending January 1 through June 30, and July 1 through December 31, respectively, in order to ensure adequate product supply and availability. DISTRIBUTOR understands and agrees that because of the manner in which Licensed Products are manufactured SELLER needs significant lead time with respect to Licensed Products to be manufactured by SELLER for DISTRIBUTOR. Therefore, provision by DISTRIBUTOR of accurate sales forecasts is critical to SELLER's ability to have Licensed Products available for DISTRIBUTOR. DISTRIBUTOR'S forecasts shall include product codes and units for each product and shall be sent to SELLER's president at the address for notices set forth at the end of this Agreement. DISTRIBUTOR shall notify SELLER in writing of any changes to its business or in markets DISTRIBUTOR services which may or will result in material changes to any forecast as soon as possible after DISTRIBUTOR learns of the change. Seller shall notify DISTRIBUTOR as soon as Seller knows if SELLER will not be able to deliver the forecasted quantities of Licensed Products at the times requested by DISTRIBUTOR. SELLER will use its best efforts to maintain the capacity to timely fulfill such orders as are placed by DISTRIBUTOR in accordance with the forecasts.

            d. DISTRIBUTOR shall report to SELLER monthly DISTRIBUTOR's actual sales for the prior month to enable SELLER to track DISTRIBUTOR's actual sales against projected customer sales, such monthly sales to be reported on a country by country basis.

        7.  DEFAULT/TERMINATION.
            -------------------

            a. If either party shall at any time fail to discharge any of its material obligations hereunder, the party entitled to the benefit of performance shall be entitled to notify the other party of such default, and that it intends to terminate this Agreement unless the default is corrected by the defaulting party within ninety (90) days after its receipt of such notice. If the default continues and is not cured within such ninety (90) day period, then the party giving the default notice shall be entitled to terminate this Agreement.

            b. In the event either party files a voluntary petition for bankruptcy, as filed against it an involuntary petition for bankruptcy, or a receiver or trustee is appointed for the property or estate of such party, and such petition or appointment of a receiver is not terminated within ninety (90) days after the filing or appointment date, or if either party makes an assignment for the benefit of creditors, the other party shall be entitled by written notice to such party to terminate this Agreement forthwith.

            c. Either party may terminate this Agreement, without cause effective the end of the Initial Term or the Extended Term by giving at least 180 days' prior written notice of termination to the other party.

            d. Expiration or termination of this Agreement for any reason shall not relieve either party from any obligations to the other arising from acts done on or before the effective date of termination or expiration, or from performance of obligations under Paragraphs 5, 8, 9, 14, 15 and 16 of this Agreement.

            e. Upon termination of this Agreement, SELLER may, at its option, purchase all or any part of the inventory of Licensed Products, including raw materials, chemicals and components, of DISTRIBUTOR sold by SELLER to DISTRIBUTOR for an amount equal to the cost of such inventory to DISTRIBUTOR at the time of the shipment thereof, which shall include handling charges and transportation. Promptly after the effective date of termination DISTRIBUTOR shall furnish SELLER a statement, certified by an independent accountant, showing in detail the inventories of Licensed Products owned by DISTRIBUTOR on such effective date, and the cost thereof. If SELLER elects to purchase any of said inventory, it shall so notify DISTRIBUTOR not later than thirty (30) days after receipt of said certified statement, and shall purchase DISTRIBUTOR's inventory within thirty (30) days thereafter. If SELLER does not elect to repurchase DISTRIBUTOR's inventory of Licensed Products, then DISTRIBUTOR shall have the right to sell off its remaining inventory at commercial prices for one hundred eighty (180) days after the effective date of termination. At the end of such one hundred eighty (180) day period DISTRIBUTOR shall not sell any Licensed Products whatsoever.

        8.  CONFIDENTIAL INFORMATION.  In connection with the performance of
            ------------------------
this Agreement, each party may disclose to the other confidential information relating to Licensed Products or otherwise relating to the business of the parties such as customer lists, vendor lists, costs of manufacture, assembly or packaging of products, product development, ideas or plans, and marketing ideas or plans ("Confidential Information"). All information marked or identified as "Confidential Information" shall be treated as confidential information. all information known by a party to be confidential information of the other party shall be confidential information without regard to whether it is specifically designated as such by the party owning the confidential information. Each party agrees not to use for its own benefit, or disclose to any third party, or use for the benefit of any third party, any such Confidential Information without first obtaining the written consent from an officer of the party disclosing the information. The obligations under this Section 8 shall survive the termination or expiration of this Agreement for a period of five (5) years.

            The foregoing obligations of non-disclosure and non-use shall not apply to the extent that:

            a. any or all of the Confidential Information disclosed by one party to the other was known to the party receiving the information at the time of its disclosure and such knowledge is evidenced by competent proof; or

            b. such Confidential Information is or becomes generally available to the public without breach of this Agreement; or

            c. such Confidential Information is lawfully received by a party from any third party without obligation of non-disclosure or non-use; provided,
                                                                      --------
however, that no patent license or patent immunity is hereby implied under such
-------
exceptions (a), (b) or (c), and provided further that specific Confidential Information disclosed by either party to the other pursuant to this Agreement shall not be deemed to be within any of the above exceptions if it is embraced by more general information within one of said exclusions.

            d. the disclosure is made pursuant to subpoena issued by a court or government agency having the power to issue subpoenas; or

            e. the disclosure is made to a third party who has executed a confidential disclosure agreement reasonably satisfactory to the party owning the confidential information.

            f. each party agrees to take at least the same actions to protect the confidential information and trade secrets of the other party as it takes to protect its own confidential information and trade secrets.

        9.  INSURANCE AND INDEMNITY.
            -----------------------

            a. DISTRIBUTOR shall procure and maintain, at its expense, during the term of this Agreement, general liability insurance to the extent of at least One Million Five Hundred Thousand Dollars ($1,500,000.00) for each occurrence of bodily injury or property damage allegedly caused by or contributed to by the Licensed Products purchased by the DISTRIBUTOR from the SELLER. DISTRIBUTOR shall supply SELLER with a certificate evidencing such insurance. All insurance for Product Liability shall contain the standard Broad Form Vendors Coverage which shall name SELLER as an additional insured. The certificate of insurance shall reference this Agreement and stipulate that the policy shall not be canceled or materially altered without ten (10) days advance written notice SELLER.

            b. DISTRIBUTOR agrees to and shall indemnify, hold harmless and defend SELLER from and against any and all claims, demands, costs, expenses and causes of action for injury of any type to or death of any person, or destruction of or damage to any property, including that of DISTRIBUTOR or SELLER, that occurs or may occur as a result of any action or inaction or conduct of DISTRIBUTOR, its agents, employees, distributors, sub-distributors, subcontractors or representatives in any manner relating to endoscopic gynecological human and veterinary applications of Licensed Products, and all other uses or applications of Licensed Products in the Field of Use. Without limiting the generality of the foregoing, DISTRIBUTOR's duty to indemnify shall include indemnification with regard to all claims arising: (a) out of representations made by DISTRIBUTOR or its agents, employees, distributors, sub-distributors or representatives regarding Licensed Products; (b) out of any use, whether proper or improper, sale or other disposition of Licensed Products by any party in the Field of Use; and (c) out of or incident to or resulting directly or indirectly from any incorrect diagnosis or interpretation relating to use of Licensed Products in the Field of Use. As used in this paragraph, SELLER includes its subsidiaries and affiliates and their respective officers, directors, shareholders, trustees, agents, partners, limited partners and employees.

            c. DISTRIBUTOR acknowledges and agrees that but for the indemnification provision set forth in this paragraph 9, SELLER would not sell its products in the Field of Use for the reason that SELLER has no knowledge with regard to legal or market requirements or needs in the Field of Use. In entering into this Agreement SELLER has relied upon DISTRIBUTOR's knowledge and expertise in the Field of Use, and has made it clear to DISTRIBUTOR that because of its lack of knowledge and expertise with regard to the Field of Use SELLER requires DISTRIBUTOR to provide the indemnification set forth in this Paragraph
9. DISTRIBUTOR has knowingly accepted the indemnification obligation set forth in this Paragraph 9 with full knowledge of SELLER's unwillingness to have any product liability risk in or with regard to the Field of Use.

            d. Each party shall indemnify, hold harmless and defend the other party against all claims arising directly or indirectly out of the performance or non-performance by the party of any act or obligation under this Agreement.

            e. Each party shall indemnify, hold harmless and defend the other party from and against and all claims of liability, loss, cost, expense, obligation or damage in any manner relating to or arising out of claims by a third party that Licensed Products manufactured by SELLER, or endoscopic examination applications for Licensed Products developed by DISTRIBUTOR, violate the patents or trademarks of another party. It shall be the obligation of SELLER under this paragraph to provide indemnification with regard to claims that Licensed Products which has been manufactured by SELLER violates patents or trademarks of another party. It shall be the obligation of DISTRIBUTOR under this paragraph to provide indemnification with respect to claims that endoscopic applications of Licensed Products developed by Distributor violate or infringe patents or trademarks of another party. In the event a party believes it is entitled to indemnification under the provisions of this paragraph it shall give written notice of its claim to the other party. The party having an obligation to provide indemnification shall at its expense provide full and complete defense to the party entitled to be indemnified with respect to all claims of the applicable third party, and shall bear full responsibility for all reasonable costs and expenses of settlement, litigation, or other resolution of the claims made by the third party. No settlement of any claims or litigation shall be effected without the written consent of both the indemnified and indemnifying party, which consent shall not be unreasonably delayed or withheld.

        10.  NOTICES.  Any notice expressly provided for under this Agreement
             -------
shall be in writing, shall be given either manually or by mail, telegram, telex, facsimile transmission or cable, and shall be deemed sufficiently given if and when received by the party to be notified at its address for notices set forth at the end of this Agreement, or if and when mailed by registered mail, postage prepaid, addressed to such party at such address. Either party may, by written notice to the other, change its address for receiving such notices.

        11.  ASSIGNABILITY.  DISTRIBUTOR shall have the right to appoint
             -------------
representatives and distributors under this Agreement; provided, however, that Distributor shall not grant any representative, distributor or sub-licensee any rights greater or longer in duration than the rights of DISTRIBUTOR under this Agreement, and no representative or distributor shall be granted any rights which cannot be terminated consistent with the termination provisions of this Agreement. No representative or distributor shall be granted rights to act as agent of SELLER. SELLER shall have the right to assign its rights under this Agreement; provided, however, that no assignment shall result in greater obligations or burdens to DISTRIBUTOR than exist under this Agreement. Neither SELLER nor DISTRIBUTOR shall be relieved of its obligations under this Agreement by virtue of any assignment of rights.

        12.  AMENDMENTS.  This Agreement, including the provisions included in
             ----------
Exhibits attached, constitutes the entire agreement between the parties with reference to the subject matter hereof. This Agreement may not be changed or modified orally, but only by an instrument in writing, signed by the parties, which states that it is an amendment to this Agreement.

        13.  GOVERNING LAW.  This Agreement shall be deemed to have been made
             -------------
in the State of California, U.S.A., and shall be construed and enforced in accordance with and governed by the laws of the State of California.

        14.  DISPUTE RESOLUTION.  Except as set forth in paragraph 15 below,
             ------------------
in the event of a dispute in any manner relating to or arising out of this Agreement, the parties shall meet, confer and negotiate in good faith in an attempt to resolve the dispute. In the event the parties are unable to resolve the dispute themselves, the dispute shall be resolved through binding arbitration conducted by Judicial Arbitration and Mediation Services, Inc. in San Francisco, California. In arbitrating any issue arising under this Agreement, the power and authority of the arbitrator shall include the power and authority to grant such equitable relief (including injunctive relief) as may be appropriate under the circumstances, in accordance with applicable law. The decision or award of the arbitrator shall be binding upon the parties and shall be enforceable by judgment entered in a court having jurisdiction. In the event the arbitrator determines there is a prevailing party in the arbitration, the prevailing party shall recover from the losing party all costs of arbitration, including all fees of the arbitrator and all attorneys' fees reasonably incurred by the prevailing party. The arbitrator shall have authority to order such limited discovery as the arbitrator shall deem relevant and appropriate.

        15.   EQUITABLE RELIEF.  Notwithstanding the provisions of paragraph 15
              ----------------
above, if any conduct or an action by DISTRIBUTOR with regard to its obligations under this

Agreement would entitle SELLER to obtain equitable relief with regard to that action or inaction, SELLER shall have the right to commence an action in a court having jurisdiction to obtain appropriate equitable relief from the appropriate court, whether in the form of injunction, mandatory injunction, specific performance, precision, or declaratory relief. Any such action shall be limited to the equitable relief sought by SELLER. All other aspects of the matter presented to the court shall be resolved through the arbitration provisions set forth in paragraph 16.

        16.  Representations and Warranties.  Each party represents to the
             ------------------------------
other as follows:

             a. Each party is a corporation organized and existing in and in good standing under the laws of its state of incorporation.

             b. The execution of the performance of this Agreement by the party executing the agreement will not cause or result in default of any material agreement or obligation affecting the power or ability of the party to perform its obligations under this Agreement.

             c. There is no litigation pending or threatened, and no claims have been asserted, with regard to validity or enforceability of any patent or trademark which is a subject of this Agreement, and no party has asserted any claim that the patents or trademarks of a party to this Agreement infringe upon or violate the patents or trademarks of that party.

             d. Execution of this Agreement by the respective presidents of the parties and performance thereof has been duly authorized by the board of directors of each party under resolution in the form attached as Exhibit F. Except for the effect of bankruptcy or insolvency rules or proceedings, this Agreement when executed constitutes the valid, binding, and enforceable obligation of the party executing the agreement in accordance with the terms of the agreement.

             e. SELLER represents and warrants to BUYER that to the best of its knowledge the chemicals and materials utilized by SELLER in Licensed Products, separately and when mixed, are not considered by the United States Food and Drug Administration to be toxic materials or substances.

        17.  OPTIONS.
             -------

             SELLER has expressed an interest in making an investment in the common stock of DISTRIBUTOR, and DISTRIBUTOR has agreed to terms and conditions upon which SELLER shall have certain rights to invest in DISTRIBUTOR'S common stock. Contemporaneously with execution of this Agreement SELLER and DISTRIBUTOR shall each execute and deliver to the other a stock option agreement in form identical to Exhibit E attached the "Stock Option Agreement"). SELLER and DISTRIBUTOR acknowledge and agree that the Contingent Options set forth in the Stock Option Agreement have been structured to reflect cost and price objectives of the parties. In the event SELLER reduces it prices to levels set forth in the Option Agreement, DISTRIBUTOR shall price the Licensed Products it offers for sale at a level which in its discretion and sole determination allows DISTRIBUTOR to achieve market penetration of the Licensed Products and to enhance revenues and reasonable profits of DISTRIBUTOR.

        18.  List OF EXHIBITS.
             ----------------

             a.  Exhibit A - "Licensed Products and Uses";

             b.  Exhibit B - "Price, Payment, and Terms";

             c.  Exhibit C - "General Terms and Conditions of Sale";

             d.  Exhibit D - "SELLER's and DISTRIBUTOR's Patents and
Trademarks";

             e.  Exhibit E - "Option Agreement."

             f. Exhibit F - "Resolution of Board of Directors - Omniglow. Resolution of Board of Directors - Trylon."

        19.  GOOD FAITH COMMUNICATION AND COOPERATION.  SELLER and DISTRIBUTOR
             ----------------------------------------
acknowledge and agree that SELLER and DISTRIBUTOR must communicate regularly and effectively to assure that SELLER at all times understands DISTRIBUTOR's needs and capabilities, and DISTRIBUTOR understands SELLER's needs and capabilities. SELLER and DISTRIBUTOR shall each designate a person primarily responsible for the relationship between SELLER and DISTRIBUTOR, which persons shall have primary responsibility for maintaining ongoing communications between SELLER and DISTRIBUTOR. The appointed representatives shall discuss the respective capabilities, needs, and requirements of the parties, the progress of the DISTRIBUTOR's sales efforts, any and all problems experienced by DISTRIBUTOR with regard to Licensed Products. or customers of DISTRIBUTOR with regard to Licensed Products, and to assure the free-flow of all information necessary to enable the parties to discuss and agree upon appropriate strategies for protecting, promoting, enhancing, and growing sales of Licensed Products in the Field of Use in the Territory. In addition, SELLER and DISTRIBUTOR shall each cooperate in good faith to deliver to each other such information or documents as may be required by a party to meet record keeping, file or reporting requirements a party may have with respect to the Food and Drug Administration or any other governmental agency having jurisdiction with respect to Licensed Products.

        20.  BINDING EFFECT.  This Agreement shall be binding upon the parties
             --------------
and their respective successors, agents, employees, and representatives of all types. This Agreement sets forth the final agreement of the parties with regard to the subject matter of this Agreement.

This Agreement shall not be modified except by a writing signed by the parties whose rights or obligations are modified.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.


                                       SELLER:

                                       OMNIGLOW CORPORATION


                                       By: /s/
                                          -------------------------
                                       Name:  Fred Kaplan
                                       Title: President

                                       Address for notices:
                                                           ------

                                       ----------------------------

                                       DISTRIBUTOR:

                                       THE TRYLON CORPORATION


                                       By: /s/
                                          -------------------------
                                       Name:  M. Lonky
                                       Title: President

                                       Address for notices:
                                                           ------

                                       ----------------------------


[CERTAIN PORTIONS OF THIS DOCUMENT, AS INDICATED WITHIN, HAVE
BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST]

                                   EXHIBIT A

                                   [OMITTED]

                                   EXHIBIT B

                               PRICE/CREDIT TERMS
                               ------------------

                                   [OMITTED]

                                   EXHIBIT C

                     STANDARD TERMS AND CONDITIONS OF SALE
                     -------------------------------------

                                   [OMITTED]